Mark Griffin, Investors 629.213.5672 mark.griffin@alliancebernstein.com	Jennifer Casey, Media 212.969.1157 jennifer.casey@alliancebernstein.com

AB Announces April 30, 2020 Assets Under Management
New York, NY, May 11, 2020 - AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today announced that preliminary assets under management increased to $576 billion during April 2020 from $542 billion at the end of March. The 6.3% increase was due to market appreciation, as well as firmwide net inflows. By channel, Retail and Institutions experienced positive net flows, while Private Wealth experienced outflows. April month-end AUM also reflected $0.3 billion in outflows resulting from AXA S.A.'s redemption of certain low-fee fixed income mandates. Through April, these redemptions amounted to approximately $1.3 billion of the total expected redemptions of $14 billion.

AllianceBernstein L.P. (The Operating Partnership)
Assets Under Management ($ in Billions)

	At April 30, 2020				At Mar 31
					2020

			Private
	Institutions	Retail	Wealth	Total	Total

Equity
Actively Managed	$41	$75	$43	$159	$142
Passive	24	28	—	52	47
Total Equity	65	103	43	211	189

Fixed Income
Taxable	158	74	13	245	236
Tax-Exempt	1	20	24	45	46
Passive	—	10	—	10	10
Total Fixed Income	159	104	37	300	292

Other(1)	49	5	11	65	61
Total	$273	$212	$91	$576	$542

	At March 31, 2020

Total	$257	$199	$86	$542

(1) Includes certain multi-asset services and solutions and certain alternative investments.

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Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, integration of acquired companies, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2019 or Form 10-Q for the quarter ended March 31, 2020. Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AB files with or furnishes to the SEC and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect AB’s financial condition, results of operations and business prospects.
About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of March 31, 2020, including both the general partnership and limited partnership interests in AllianceBernstein, AllianceBernstein Holding owned approximately 35.9% of AllianceBernstein and Equitable Holdings, Inc. ("EQH"), directly and through various subsidiaries, owned an approximate 64.9% economic interest in AllianceBernstein.
Additional information about AB may be found on our website, www.alliancebernstein.com.

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